UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FIRST NATIONAL CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 6, 2012

Dear Fellow Shareholder:

You are cordially invited to attend First National Corporation’s 2012 Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 8, 2012 at 10 a.m., at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia. The accompanying notice and proxy statement describe the matters to be presented at the meeting.

Whether or not you plan to attend in person, it is important that your shares be represented and your vote recorded. Please complete, sign, date and return promptly the proxy card that is enclosed in the envelope provided in this mailing. You may also choose to vote your shares by phone or using the Internet, as explained on the proxy card. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the meeting.

Sincerely,

Scott C. Harvard

President and Chief Executive Officer

FIRST NATIONAL CORPORATION

112 West King Street

Strasburg, Virginia 22657

April 6, 2012

NOTICE OF 2012 ANNUAL MEETING AND PROXY STATEMENT

The 2012 Annual Meeting of Shareholders of First National Corporation will be held at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia, on Tuesday, May 8, 2012, beginning at 10:00 a.m. The items of business are:

1.	To elect 11 directors, each for a term of one year;

2.	To consider and approve a non-binding advisory resolution approving the compensation of our executive officers;

3.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year ending December 31, 2012; and

4.	To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Shareholders of record of First National Corporation common stock (OTCBB: FXNC) at the close of business on March 16, 2012, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of First National Corporation in Strasburg, Virginia.

John K. Marlow

Vice Chairman and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2012:

The proxy statement and annual report are available at www.rrdezproxy.com/2012/FirstNational.

Your Vote is Important

Please vote as promptly as possible by signing,

dating and returning the enclosed Proxy Card. You may also vote online at

http://www.rtcoproxy.com/fxnc or by calling 1-866-333-6520.

GENERAL INFORMATION

This Proxy Statement is furnished to holders of common stock, $1.25 par value per share (“Common Stock”), of First National Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the Company by the Board of Directors (the “Board”) of the Company to be used at the Annual Meeting of Shareholders to be held on May 8, 2012 at 11:00 a.m. at the Millwood Station, 252 Costello Drive, Winchester, Virginia, and any adjournment thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 112 West King Street, Strasburg, Virginia. The approximate date on which this Proxy Statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is April 6, 2012. The cost of soliciting proxies will be borne by the Company.

Only shareholders of record at the close of business on March 16, 2012 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 2,955,649 shares of Common Stock issued and outstanding and 639 shareholders of record and approximately 540 additional beneficial owners of shares of Common Stock.

Voting

Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Shareholders are encouraged to vote using a traditional proxy card. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. The Company is pleased to offer its shareholders the convenience of voting by phone and online via the Internet. Please check your proxy card for instructions. Please be aware that if you vote your shares by phone or over the Internet, you may incur costs or charges from your phone service or Internet access provider for which you are responsible.

The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no contrary instructions are given, each proxy received will be voted “for” the nominees for director and “for” the other proposals described herein. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Secretary, First National Corporation, c/o Registrar and Transfer Company, P.O. Box 1010, Cranford, New Jersey 07016); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on the election of directors and the non-binding resolution on executive compensation without instructions from the beneficial owner; therefore, there may be broker nonvotes on Proposals One and Two. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal Three; therefore, no broker nonvotes are expected to exist in connection with this proposal.

Unless authority is withheld in the proxy, each proxy executed and returned by a shareholder will be voted for the election of the nominees described in this Proxy Statement and for Proposals Two and Three. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

Delivery of Proxy Materials for the Annual Meeting

The Company has taken advantage of the householding rules of the Securities and Exchange Commission (the “SEC”) that permit the delivery of one set of the proxy materials to shareholders who have the same address, to conserve resources and achieve the benefit of reduced printing and mailing costs. Shareholders residing at a shared address will continue to receive separate proxy cards. If you wish to receive a separate set of materials, or if you are currently receiving multiple copies of materials and wish to receive a single set, please write or call the Secretary of the Company at 112 West King Street, Strasburg, VA 22657, telephone number (540) 465-9121, and the Company will promptly mail it to you at no charge. If a bank, broker or other nominee holds your shares, please contact your bank, broker or nominee directly.

Executive Officers Who Are Not Directors

Executive Officer	Age	Position
M. Shane Bell	39	Mr. Bell has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since March 2005. He had previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank from 2003 to 2005, Senior Vice President – Risk Management of the Bank in 2003 and Vice President – Risk Management of the Bank from 2002 to 2003. Prior to joining the Bank, Mr. Bell was employed from 1994 to 2002 as a Manager at the accounting firm of Yount, Hyde & Barbour, P.C.

Marshall J. Beverley, Jr.	60	Mr. Beverley has served as Executive Vice President – Senior Trust Officer of the Bank since December 2004. Prior to his employment with the Bank, Mr. Beverley had previously served as Senior Vice President/Team Director of BB&T Wealth Management (“BB&T”) in 2004, Senior Vice President – Senior Trust Officer of BB&T from 2002 to 2004 and Senior Vice President – Senior Trust Officer of F&M Trust Company from 1998 to 2002. Mr. Beverley has over 35 years of experience providing trust and investment services.

Jeffrey S. Boppe	48	Mr. Boppe has served as Executive Vice President – Senior Loan Administrator of the Bank since January 2011. Prior to that, Mr. Boppe served as Senior Vice President – Senior Loan Administrator of the Bank from September 2010 to January 2011, Senior Vice President – Senior Business Advisor of the Bank from April 2010 to September 2010 and Vice President – Credit Administration of the Bank from June 2009 to April 2010. Prior to his employment with the Bank, Mr. Boppe had previously served as Senior Vice President – Senior Loan Officer of Bank of Clarke County. Mr. Boppe has been in the banking industry for over 25 years.

Dennis A. Dysart	40	Mr. Dysart has served as Senior Executive Vice President and Chief Credit Officer since February 2012. Prior to that, he had served as Executive Vice President and Chief Administrative Officer of the Bank from March 2005 through January 2011 and from May 2011 through February 2012. He also served as Interim Chief Executive Officer of the Company and the Bank from January 2011 through May 2011. He had previously served as Executive Vice President – Administration of the Bank from 2003 to 2005 and Senior Vice President – Administration of the Bank from 1999 to 2003. Mr. Dysart has been employed by the Bank since 1993.

Christopher T. Martin	43	Mr. Martin has served as Executive Vice President – Operations of the Bank since March 2005. He had previously served as Senior Vice President – Operations of the Bank from 2003 to 2005 and Vice President – Information Technology of the Bank from 2002 to 2003. Prior to joining the Bank, Mr. Martin owned and operated Complete Computer, Inc., an information technology service company, from 1990 through 2002.

PROPOSAL ONE:

ELECTION OF DIRECTORS

There are currently 11 directors serving on the Board, all of whom are standing for reelection at the Annual Meeting to serve for a one-year term and until the election and qualification of their respective successors.

Unless authority is withheld in the proxy, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below.

Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board. At this time, the Board knows no reason why any of the nominees listed below may not be able to serve as a director if elected. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

Set forth below is the name of each nominee and, as to each of the nominees, certain information including age and principal occupation. The date shown as the year in which the director was first elected to the Board represents the year in which the nominee or continuing director was first elected to the Board of the Company, or previously to the Board of First Bank (the “Bank”). Additional information regarding the specific experience and skill of each nominee that led to the conclusion that the person should serve as director of the Company is set forth under “Corporate Governance and Other Matters – Director Selection Process” below.

In April 2012, Byron A. Brill notified the Company and the Bank that he was stepping down as Vice Chairman and Secretary of the Company and the Bank, and that he would continue to serve as a director. The Company accepted Dr. Brill’s decision, and the Board of Directors appointed John K. Marlow as Vice Chairman and Secretary of the Company and the Bank.

Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PERSONS NOMINATED BY THE BOARD.

Nominees

Nominee	Age	Year Named Director	Principal Occupation
Douglas C. Arthur	69	1972	Chairman of the Board of the Company and the Bank; Owner of Douglas C. Arthur, Attorney at Law

Dr. Byron A. Brill	64	1980	Periodontist

Elizabeth H. Cottrell	61	1992	Owner of RiverwoodWriter, LLC

Dr. James A. Davis	66	1998	Senior Consultant of Academic Search, Inc.; President Emeritus of Shenandoah University

Christopher E. French	54	1996	Chairman, President and Chief Executive Officer of Shenandoah Telecommunications Company

Scott C. Harvard	57	2011	President and Chief Executive Officer of the Company and the Bank

John K. Marlow	72	2001	Vice Chairman and Secretary of the Board of the Company and the Bank; Owner and President of Marlow Motor Co., Inc., Tri-State Nissan and Marlow Ford

W. Allen Nicholls	65	1987	President of Nicholls Construction, Inc.

Henry L. Shirkey	69	1994	Customer service representative with Holtzman Oil Corporation

Gerald F. Smith, Jr.	50	2007	Chairman, President and Chief Executive Officer of Valley Proteins, Inc.

James R. Wilkins, III	43	2001	President of Silver Lake Properties, Inc. and General Partner of Wilkins Investments, L.P. and Wilkins Enterprises, L.P.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth information as of March 16, 2012, regarding the number of shares of Common Stock beneficially owned by all directors (who are also all of the director nominees), by the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time, plus shares held in certain trust relationships that may be deemed to be beneficially owned by the nominees under the rules and regulations of the SEC; however, the inclusion of such shares does not constitute an admission of beneficial ownership.

The address for each of the following individuals is First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Stock Ownership Table

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class (%)
Douglas C. Arthur	19,909	(2)	*
M. Shane Bell	105		*
Marshall J. Beverley, Jr.	8,800		*
Byron A. Brill	62,418	(2)	2.11%
Elizabeth H. Cottrell	4,046		*
James A. Davis	7,044	(2)	*
Dennis A. Dysart	67,843	(3)	2.30%
Christopher E. French	26,677	(2)(4)	*
Scott C. Harvard	1,100		*
John K. Marlow	23,426	(2)	*
W. Allen Nicholls	13,970		*
Henry L. Shirkey	1,691		*
Gerald F. Smith, Jr.	147,403	(2)	4.99%
Harry S. Smith	—		*
James R. Wilkins, III	221,164	(2)	7.48%
All executive officers and directors as a group (16 persons)	602,868	(2)(3)	20.40%

*	Indicates that holdings amount to less than 1% of the issued and outstanding Common Stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days. There were no shares for which any director had the right to acquire beneficial ownership within 60 days.
(2)	Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities, as follows: Mr. Arthur, 268; Dr. Brill, 12,609; Dr. Davis, 1,876; Mr. French, 20,305; Mr. Marlow, 14,541; Mr. Smith, 4,000; and Mr. Wilkins, 106,648.

(3)	Amounts presented include 65,633 shares of Common Stock held in the First National Corporation Employee Stock Ownership Plan and Trust (the “ESOP”). Mr. Dysart serves as Plan Administrator for the ESOP with the power to direct the voting and disposition of such shares.
(4)	Mr. French has disclaimed Beneficial Ownership of 3,680 shares owned directly by his spouse.

Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of March 16, 2012, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)
James R. Wilkins, III 1016 Lake St. Clair Drive Winchester, Virginia 22603	221,164	(1)	7.48%

(1)	Amounts presented include 106,648 shares of Common Stock that Mr. Wilkins beneficially owns indirectly through family members and affiliated companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2011, all filing requirements applicable to its officers and directors were timely met.

CORPORATE GOVERNANCE AND OTHER MATTERS

General

The business and affairs of the Company are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Conduct and Ethics

The Audit and Compliance Committee of the Board has approved a Code of Conduct and Ethics for the Company’s directors and employees, including the principal executive officer and principal financial and accounting officer. The Code addresses such topics as protection and proper use of the Company’s assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest. It is available on the Company’s website at www.therespowerinone.com, under “Company Information,” “Policies.”

Board and Committee Meeting Attendance

Meetings of the Board are regularly held, at least once per quarter, including an organizational meeting following the conclusion of each Annual Meeting of Shareholders. There were twelve meetings of the Board in 2011. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board and meetings of committees of which the director was a member in 2011.

Director Independence

The Board has determined that the following directors are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. (“NASDAQ”):

Douglas C. Arthur	Christopher E. French	Gerald F. Smith, Jr.
Byron A. Brill	John K. Marlow	James R. Wilkins, III
Elizabeth H. Cottrell	W. Allen Nicholls
James A. Davis	Henry L. Shirkey

The Board considered all relationships that directors had with the Company in determining independence. Douglas C. Arthur, who practices law through and is the sole proprietor of the firm of Douglas C. Arthur, Attorney at Law, received fees from the Company for performing real estate settlement services for Bank loan customers. The Board determined that these transactions did not impair his independence under NASDAQ listing standards.

There are no other transactions, relationships or arrangements between the Company and any of the other independent directors except as set forth in “Certain Relationships and Related Party Transactions” in the Executive Compensation section of this Proxy Statement.

Committees

The Company has three standing committees: Audit and Compliance, Compensation and Nominating and Governance. Information regarding these committees is provided below.

The members of the Audit and Compliance Committee are:

Christopher E. French (Chair)

Elizabeth H. Cottrell

John K. Marlow

Gerald F. Smith, Jr.

The Audit and Compliance Committee assists the Board in fulfilling the Board’s risk oversight responsibilities. These responsibilities include ensuring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function. The Audit and Compliance Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attestation services for the Company. The Board has adopted a written charter for the Audit and Compliance Committee. The Audit and Compliance Committee Charter is available on the Company’s website at www.therespowerinone.com, under “Company Information,” “Committee Charters.”

The Board has determined in its business judgment that all members of the Audit and Compliance Committee satisfy the independence and financial literacy requirements for audit committee members under NASDAQ listing standards and applicable SEC regulations. In addition, the Board has determined that Mr. Gerald F. Smith, Jr. qualifies as an audit committee financial expert as defined by SEC regulations and has designated him as the Company’s Audit Committee Financial Expert.

The Audit and Compliance Committee met eight times during the year ended December 31, 2011. For additional information regarding the Audit and Compliance Committee, see “Audit and Compliance Committee Report” in the Audit-Related Matters section of this Proxy Statement.

The members of the Compensation Committee are:

Elizabeth H. Cottrell (Chair)

Byron A. Brill

James A. Davis

John K. Marlow

The Compensation Committee’s risk oversight duties include reviewing and recommending the levels and types of compensation of officers and employees, including salaries, bonuses and benefits to the Board. The Committee also reviews and recommends employment agreements and other compensation related matters, including fees paid to directors of the Company. The Committee is responsible for assisting the Board in attracting, motivating and retaining high-quality executives that will advance the interests of shareholders and for delivering levels of compensation that are commensurate with performance. The Compensation Committee assists the Board of Directors in fulfilling its fiduciary responsibilities as to their oversight of management compensation and the organizational structure of the Company. The Board has adopted a written charter for the Compensation Committee. The Compensation Committee Charter is available on the Company’s website at www.therespowerinone.com, under “Company Information,” “Committee Charters.”

Because the Company participates in the U.S. Treasury’s Capital Purchase Program (“CPP”), it is subject to the executive compensation and corporate governance standards of the Emergency Economic Stabilization Act of 2008, as amended (“EESA”), which requires the Committee to oversee a process that ensures that incentive plans do not encourage “unnecessary and excessive risk-taking” or the manipulation of earnings to enhance employee compensation. This process includes designating a Senior Risk Officer (SRO) to review the company’s compensation plans, and a meeting with the SRO at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of risk posed to the Company for such plans.

Management provides compensation recommendations for the Committee’s consideration and manages the Company’s executive compensation programs, policies and governance. Direct responsibilities of management include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Company’s objectives;

•	recommending changes, if necessary to ensure achievement of all program objectives; and

•	recommending pay levels and bonus payouts for executive officers other than the chief executive officer.

The Board has determined in its business judgment that all members of the Compensation Committee are independent as that term is defined in the listing standards of the NASDAQ. The Compensation Committee met three times during the year ended December 31, 2011.

The members of the Nominating and Governance Committee are:

John K. Marlow (Chair)

Elizabeth H. Cottrell

James A. Davis

Henry L. Shirkey

James R. Wilkins, III

The Nominating and Governance Committee serves as a focal point for identifying, evaluating and recommending candidates and nominees for Board membership. The Committee is also responsible for evaluating the adequacy of the current Board membership and recommending changes. The Nominating and Governance Committee assists the Board in fulfilling its fiduciary responsibilities as to their risk oversight of the Company, including corporate governance matters, such as the determination of Board and Committee independence.

The Board has adopted a written charter for the Nominating and Governance Committee. The Nominating and Governance Committee Charter is available on the Company’s website at www.therespowerinone.com, under “Company Information,” “Committee Charters.”

The Board has determined in its business judgment that all members of the Nominating and Governance Committee are independent as that term is defined in the listing standards of NASDAQ. The Nominating and Governance Committee met two times during the year ended December 31, 2011.

Director Selection Process

The Nominating and Governance Committee operates under a written Charter. The Committee has established procedures that provide guidance for evaluating the composition of the Board, current directors and director nominees. Procedures include, but are not limited to the following processes and evaluation criteria:

The Process

•	Evaluating the need for additional Board positions;

•	Considering candidates for Board membership suggested by its members and other Board members, as well as management and shareholders;

•	Consulting about potential candidates with the Chairman of the Board, the Chief Executive Officer, and other Directors as appropriate;

•	Evaluating the prospective nominee against the specific criteria established for the position, including, but not limited to the criteria below;

•	Interviewing the nominee, if the Committee decides to proceed with further consideration;

•	Recommending an action to the full Board that makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report; and

•	Generally maintaining criteria for Board positions which are utilized to evaluate directors and director nominees.

The Evaluation Criteria

•	The ability to represent the interests of the shareholders of the Company;

•	Standards of integrity, commitment and independence of thought and judgment;

•	The ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee assists in achieving a mix of Board members that achieves the proper balance of skills, expertise, experience, independence and community representation;

•	The extent of contribution to the range of talent, skill and expertise appropriate for the Board;

•	The willingness to meet at least the minimum equity interest holding required by law; and

•	The willingness to serve on the Board for an appropriate period of time to develop comprehensive knowledge about the Company’s principal operations.

In the consideration of director nominees, including any nominee that a shareholder may submit formally (as described below) or informally (by contacting a director), the Board considers, at a minimum, the above evaluation criteria factors for new directors, or the continued service of existing directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Nominating and Governance Committee in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2012 Annual Meeting, the notice must be received within the time frame set forth in “Shareholder Communications” in the Other Information section of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II,

Section F, of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of First National Corporation, whose address is First National Corporation, 112 West King Street, Strasburg, Virginia, 22657.

In addition to fulfilling the evaluation criteria, each director brings a strong and unique background and set of skills to the Board, providing the Board as a whole competence and experience in a wide variety of areas. Set forth below is additional information regarding the specific experience and skills of each director that are relevant to their service as a director.

Douglas C. Arthur serves as Chairman of the Board of the Company and the Bank. Mr. Arthur has been an attorney-at-law since 1967, and currently practices as Douglas C. Arthur, Attorney at Law, in Strasburg, Virginia. Mr. Arthur brings to the Board additional qualifications, including his career as a local attorney with knowledge and experience of general and business legal matters, his public company experience from service as Lead Independent Director of Shenandoah Telecommunications Company, his community service including prior membership on Shenandoah County Public School Board, and his knowledge and history with the Company and the Company’s extensive local shareholder base.

Dr. Byron A. Brill is the owner and operator of a periodontist office in Stephens City, Virginia. Dr. Brill brings to the Board additional qualifications, with over 37 years of experience as a successful local businessman. In addition, he has close ties to the community through leadership roles and service with several community organizations, including serving as the Chairman of the United Way of the Northern Shenandoah Valley, District Governor in Virginia of Rotary International, Chairman of the Shenandoah Area Council of the Boy Scouts of America, President and Founding Member of the Community Foundation of the Northern Shenandoah Valley and Chairman of the Belle Grove National Historic Trust.

Elizabeth H. Cottrell owns RiverwoodWriter, LLC, a writing/editing and desktop publishing concern in Maurertown, Virginia. Mrs. Cottrell brings to the Board additional qualifications, with her knowledge gained as a previous member of the Shenandoah Memorial Hospital Board and as a member of the Shenandoah County School Board. In addition, brings to the Board finance and management experience as an owner of a successful entrepreneurial company.

Dr. James A. Davis is a Senior Consultant for Academic Search, Inc. He was formerly President of Shenandoah University located in Winchester, Virginia. Dr. Davis serves on the Board of National Fruit Product Company, Inc. and is an appointed member of the Virginia Department of Transportation Board representing the Staunton District. Dr. Davis brings to the board additional qualifications, with his leadership experience and responsibilities serving as president of a university for over 26 years.

Christopher E. French has served as President and Chief Executive Officer of Shenandoah Telecommunications Company, a telecommunications company headquartered in Edinburg, Virginia, for 24 years. He also serves as Chairman of the Board of Directors of Shenandoah Telecommunications Company. Mr. French brings to the board additional qualifications, including his business education, public company knowledge, and knowledge gained serving as President of a local business.

Scott C. Harvard has served as President and Chief Executive Officer of the Company and the Bank since May 2011. Prior to joining the Company, Mr. Harvard owned and operated Harvard Resources from 2009 to 2011, held the position of Executive Vice President of Hampton Roads Bankshares from 2008 to 2009 and held the position of President and Chief Executive Officer of Shore Financial Corporation, and its wholly-owned subsidiary, Shore Bank from 1985 to 2008. Mr. Harvard brings to the Board additional qualifications, including his extensive knowledge of the banking industry including knowledge gained from his current role as Chairman of the Board of Directors of the Federal Home Loan Bank of Atlanta.

John K. Marlow is Vice Chairman and Secretary of the Board of the Company. Mr. Marlow is owner and President of Marlow Motor Co., Inc. in Front Royal, Tri-State Nissan in Winchester and Marlow Ford in Luray, Virginia, all of which are automotive sales and service firms. Mr. Marlow brings to the Board additional qualifications as the Founding Director of Peoples Bank of Front Royal and a Director of that organization for over 20 years. In addition, Mr. Marlow served as an elected local government official for over 20 years and has extensive experience as a real estate developer.

W. Allen Nicholls is President of Nicholls Construction, Inc., a residential building contractor located in Front Royal, Virginia. Mr. Nicholls brings to the Board additional qualifications, including over 41 years of experience as a successful local businessman. In addition, he has close ties to the community and customer base through his service as a director of the Community Foundation of the Northern Shenandoah Valley and his involvement with other community organizations.

Henry L. Shirkey is a customer service representative with Holtzman Oil Corp., a supplier and distributor of petroleum products in Mt. Jackson, Virginia. Mr. Shirkey brings to the Board additional qualifications, including his knowledge gained with over 30 years of prior experience as a banker in Shenandoah County, where he was involved in all aspects of community bank management with Farmers Bank, Dominion Bank and First Union Bank.

Gerald F. Smith, Jr. is the Chairman, Chief Executive Officer and President of Valley Proteins, Inc., a rendering business headquartered in Winchester, Virginia. He has been President for over 20 years and Chairman and CEO since 2003. Mr. Smith is also a Certified Public Accountant and has been licensed since 1986. Mr. Smith brings to the Board additional qualifications, and qualifies as an “audit committee financial expert” under SEC guidelines. In addition, his substantial ownership of the Company’s stock serves to align his interests with the Company’s shareholders.

James R. Wilkins, III is President of Silver Lake Properties, Inc. and General Partner of Wilkins Investments, L.P. and Wilkins Enterprises, L.P., all of which are real estate development and management companies in Winchester, Virginia. Mr. Wilkins brings to the Board additional qualifications, over 22 years of experience in real estate development and his knowledge of finance as a member of the Finance Committee of Frederick County, Virginia. In addition, his substantial ownership of the Company’s stock serves to align his interests with the Company’s shareholders.

Leadership Structure of the Board

The positions of Chairman of the Board and President and Chief Executive Officer of the Company are traditionally held by separate persons due to the distinct and time-consuming natures of these roles. The principal role of the President and Chief Executive Officer traditionally is to manage the business of the company in a safe, sound, and profitable manner. The role of the Board, including its Chairman, is to provide independent oversight of the President and Chief Executive Officer, to oversee the business and affairs of the company for the benefit of its shareholders, and to balance the interests of the Company’s diverse constituencies including shareholders, customers, employees, and communities.

Board’s Role in Risk Oversight

The Board oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

The Board performs its risk oversight in several ways. The Board establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. The risk oversight activities of the Audit and Compliance, Nominating and Governance, and

Compensation Committees are described in the “Committees” and “Audit-Related Matters” sections of this proxy statement. These committees are all comprised exclusively of independent directors.

The Board is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The Board also meets regularly in executive session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the full Board is able to monitor the Company’s risk profile and risk management activities on an ongoing basis.

Attendance at the Annual Meeting of Shareholders

The Company encourages members of the Board to attend the Annual Meeting of Shareholders. All of the directors attended the 2011 Annual Meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o First National Corporation, 112 West King Street, Strasburg, Virginia, 22657. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of First National Corporation. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

The Company strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the various labor markets and industries in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation plan to support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement, retaining and recruiting executive talent, and creating strong performance aligned with shareholders’ interest. The Company seeks to achieve these objectives through two key compensation elements, a base salary and a performance-based annual cash bonus.

Capital Purchase Program

Since March 2009, the Company has been a participant in the CPP. As a result, the Company became subject to certain executive compensation and corporate governance requirements under section 111 of EESA, as implemented by Treasury regulations. Those requirements apply to certain of our executive officers and employees, including Scott C. Harvard, M. Shane Bell, Dennis A. Dysart, Marshall J. Beverley, Jr. and Jeffrey S. Boppe (collectively, the “SEOs”). Those requirements include:

•	Prohibiting the payment of any severance payments to our SEOs and next five most highly compensated employees;

•

Prohibiting the payment or accrual of any bonus payment to Mr. Harvard, our most highly compensated employee, except for an award of long-term restricted stock with a value not exceeding one-third of his annual compensation;

•

Subjecting our SEOs and our next twenty most highly compensated officers to recovery of any bonus or incentive compensation paid to them where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate; and

•	Limiting the Company’s tax deduction for compensation paid to any SEO of $500,000 annually.

In addition, the regulations generally require the Compensation Committee to meet at least every six months with the Company’s senior risk officers to evaluate compensation plans to ensure that these plans do not encourage unnecessary and excessive risk taking that threaten the value of the Company, to consider ways to limit those risks, and to evaluate these plans to ensure that they do not encourage the manipulation of reported earnings.

The Compensation Committee believes that its compensation policies are consistent with EESA and the regulations thereunder and has modified its compensation policies and agreements in order to meet these requirements while any CPP assistance is outstanding.

2011 Shareholder Advisory Vote

In 2011, our shareholders voted their approval of the compensation of our executives as described in the proxy statement for the 2011 Annual Meeting of Shareholders. Approximately 94% of all votes cast were for approval of our executive compensation. The Compensation Committee considers these results and appreciates this strong showing of shareholder support for our compensation philosophy, plans and practices. The Compensation Committee strives to continue its work consistent with this support.

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2011 for services rendered to the Company. The table also provides information concerning total compensation earned or paid to the interim Chief Executive Officer and the former Chief Executive Officer of the Company who served in such capacities during the year ended December 31, 2011. These executive officers are referred to as the named executive officers in this proxy statement. The named executive officers received compensation from First Bank, a wholly-owned subsidiary of First National Corporation. The named executive officers did not receive any compensation from the Company. Employment agreements for named executive officers are described in more detail below under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change of Control.” There were no awards granted under the Performance-Based Compensation Plan in 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non- Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Scott C. Harvard(3)	2011	208,654	—	21,407	230,061
President Chief Executive Officer	2010	—	—	—	—

Dennis A. Dysart(5)	2011	196,342	—	9,782	206,124
Senior Executive Vice President Chief Credit Officer	2010	167,750	—	5,985	173,735

M. Shane Bell	2011	181,654	—	10,419	190,376
Executive Vice President Chief Financial Officer	2010	180,000	—	7,456	187,456

Marshall J. Beverley, Jr.	2011	142,795	—	11,350	154,145
Executive Vice President Senior Trust Officer

Harry S. Smith(4)	2011	31,231	—	1,617	32,848
Former President Chief Executive Officer	2010	280,000	—	9,360	289,360

(1)	This column represents bonus amounts earned during 2011 and 2010 under the Company’s performance-based compensation plan for achievements relating to Company and individual performance for the 2011 and 2010 fiscal years, respectively.
(2)	“All Other Compensation” represents matching contributions by the Company to the named executive officer’s account in the Company’s 401(k) plan, life insurance premiums and club dues paid on their behalf.
(3)	Mr. Harvard joined the Company as President and Chief Executive Officer on May 9, 2011.
(4)	Mr. Smith retired from the Company on January 28, 2011.
(5)	Mr. Dysart also served as interim Chief Executive Officer from January 28, 2011 through May 8, 2011.

Performance-Based Compensation Plan

The Company’s Performance-Based Compensation Plan was suspended for 2011 for named executive officers. However, when it is an active part of overall compensation, the annual bonus process for named executive officers involves four basic steps.

•	At the outset of the year:

(1)	Set overall Company performance goals for the year;

(2)	Set individual performance measures for the year; and

(3)	Set a target bonus for each individual.

•	After the end of the year:

(4)	Measure actual performance (individual and Company-wide) against the Company performance goals and individual performance measures to determine the appropriate adjustment to the target bonus, as well as other performance considerations related to unforeseen events during the year.

Under the Performance-Based Compensation Plan, the Board reserves the right to withhold or adjust individual awards provided that the Board notifies the executive officer, in writing, withina reasonable period of time following the decision to withhold. In addition, unless the Board deems otherwise, awards will not be paid if minimum profitability levels and regulatory ratings are not obtained. The Board has not exercised its discretion to withhold bonus payments in the past.

In March 2012, the Compensation Committee suspended the 2012 Performance-Based Compensation Plan for all employees.

Employment Agreements

Effective as of October 1, 2002, the Company entered into employment contracts with Harry S. Smith, Dennis A. Dysart and M. Shane Bell. Effective as of June 1, 2007, the Company entered into an employment contract with Marshall J. Beverley, Jr. These contracts were amended December 1, 2008. The contract with Harry S. Smith provided for his service as President and Chief Executive Officer of both the Company and the Bank at an initial base salary of $270,000. The contracts with Mr. Dysart, Mr. Bell and Mr. Beverley provide for their services in senior management or executive capacities at initial base annual salaries of $157,500, $140,000 and $135,000, respectively.

Material terms of these agreements included prohibiting the Company from decreasing the salary of the employee, to provide certain severance payments to the employee if terminated without Cause or in the event of a change of control, and an agreement not to compete with the Company. On March 13, 2009, the agreements were amended to (1) prohibit any payment to these employees for departure from the Company for any reason, except payment for services or benefits accrued and (2) to eliminate the agreement not to compete with the Company. Both of these amendments are effective while any Capital Purchase Program assistance is outstanding. The prohibition of payments for departure from the Company was required to comply with Treasury requirements under the Capital Purchase Program.

Mr. Smith retired from the Company and the Bank on January 28, 2011.

Effective as of May 9, 2011, the Company entered into an employment contract with Scott C. Harvard. The term of the Agreement began on May 9, 2011 and shall terminate on May 22, 2014, unless it is terminated earlier in accordance with its provisions. The contract with Mr. Harvard provides for his service as President and Chief Executive Officer of both the Company and the Bank at an initial base annual salary of $350,000. The Agreement provides for the termination of Mr. Harvard’s employment by the Company without “cause” and termination by him for “good reason” (as those terms are defined in the Agreement). Subject to certain conditions of the Agreement, termination under either of these circumstances will entitle Mr. Harvard to receive reimbursement for the sum of (i) up to twelve months’ rent on his principal residence, if he leases his principal residence, or the amount of any loss he sustains on his principal residence, if he owns his principal residence, and (ii) the expenses for relocating his principal residence.

The Agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants continue generally for a period of 12 months following the last day of his employment.

Mr. Harvard will not be entitled to any termination compensation and benefits if he breaches any of the covenants in the Agreement relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. He will also not be entitled to any compensation or other benefits, other than payment for all time worked, if his employment is terminated for cause or if Mr. Harvard terminates his employment for other than good reason.

The Company is currently a recipient of federal funds pursuant to the U.S. Treasury’s TARP Capital Purchase Program. Pursuant to the Agreement, Mr. Harvard’s rights under the Agreement are subject to, and limited by, the legal and regulatory requirements and restrictions imposed on the Company and its senior executive officers and highly compensated employees while the Company’s Fixed Rate Cumulative Perpetual Preferred Stock issued to U.S. Treasury remains outstanding.

Retirement Benefits

The Bank has a noncontributory, defined benefit pension plan for all full-time employees hired before May 1, 2011 who are over 21 years of age and have at least one year of credited service. Benefits are generally based upon years of service and average compensation for the five highest-paid consecutive years of service. The Bank’s funding practice has been to make at least the minimum required annual contribution permitted by the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

The Company also maintains a 401(k) plan and an employee stock ownership plan (ESOP) for all eligible employees. All employees who are age nineteen or older are eligible for the 401(k) plan and the ESOP.

The Company did not provide nonqualified deferred compensation plans for employees during 2011.

Potential Payments Upon Termination or Change of Control

Each employment contract with Mr. Smith, Mr. Dysart, Mr. Bell and Mr. Beverley provides that the officer’s employment may be terminated by the Company with or without cause. If he resigns for “good reason” or is terminated without “cause” (as those terms are defined in the respective employment agreement), however, he is entitled to his salary and benefits for the remainder of his contract. If his employment terminates for good reason or without cause within one year of a change in control of the Company, he will be entitled to severance payments approximately equal to 299% of his annual cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended. Mr. Smith retired from the Company and the Bank on January 28, 2011 and therefore was not entitled to the severance benefits described above. These agreements were amended on March 31, 2009 to prohibit any payment to these employees for departure from the Company for any reason, except payment for services or benefits accrued. As a result, Mr. Dysart, Mr. Bell, and Mr. Beverley would have received no payments pursuant to the provisions described above if such officers’ employment had been terminated on December 31, 2011.

Each named executive officer may also elect to receive pension benefits, which the Company makes available generally to all full-time employees hired before May 1, 2011, upon the termination of employment for any reason.

Mr. Harvard’s employment agreement provides that termination of employment by the Company “without cause” or for “good reason” will entitle Mr. Harvard to receive reimbursement for the sum of (i) up to twelve months’ rent on his principal residence, if he leases his principal residence, or the amount of any loss he sustains on his principal residence, if he owns his principal residence, and (ii) the expenses for relocating his principal residence.

Other Compensation

The Company has not made any grants of stock options or stock awards to its named executive officers, and it does not have any stock-based incentive plans. In addition, none of the named executive officers hold any unexercised stock options or unvested stock awards as of December 31, 2011.

Director Compensation

The following table provides information about the components of director compensation for the year ended December 31, 2011.

Director Compensation

Name	Fees Earned ($)(1)	All Other Compensation ($)(2)	Total($)
Douglas C. Arthur	22,200	—	22,200
Byron A. Brill	21,000	—	21,000
Elizabeth H. Cottrell	20,400	—	20,400
James A. Davis	20,400	—	20,400
Christopher E. French	20,400	—	20,400
John K. Marlow	20,400	21,790	42,190
W. Allen Nicholls	20,400	—	20,400
Henry L. Shirkey	20,400	—	20,400
Gerald F. Smith, Jr.	20,400	11,462	31,862
James R. Wilkins, III	20,400	7,094	27,494

(1)	Amounts represent retainer fees paid by the Company to directors on a monthly basis for board meetings.
(2)	Amounts represent life insurance premiums paid by the Bank pursuant to the director’s Split Dollar Life Insurance Plan. The policies are owned by the Bank and the premium payments are expected to be recovered by the Bank under the Split Dollar Life Insurance Plan. Directors have designated beneficiaries that are entitled to a potential death benefit totaling $100,000.

Non-employee directors receive a retainer fee of $1,700 per month. They do not receive additional fees for attending meetings. The Chairman of the Board receives an additional retainer fee of $150 per month, and the Vice Chairman of the Board receives an additional retainer fee of $50 per month. Scott C. Harvard, President and Chief Executive Officer of the Company, did not receive fees for his service on the Board.

In 1999, the Bank adopted a Director Split Dollar Life Insurance Plan (the “Plan”). The Plan currently provides life insurance coverage to 10 non-employee directors of the Bank, all of whom are also directors of the Company. Scott C. Harvard does not participate in the Plan. The Bank owns the policies and is entitled to all values and proceeds. The Plan provides retirement benefits and the payment of benefits at the death of the insured director. Payments of benefits at the death of the insured director will be split between the Bank and the director’s beneficiary. The amount of benefits will be determined by the performance of the policies over each director’s life. During the year ended December 31, 2011, the Bank paid premiums in an aggregate amount of $40,346 for the benefit of directors under the Plan.

Certain Relationships and Related Party Transactions

Some of the directors and officers of the Company are customers of the Bank. Except for the loans discussed in the following paragraph, no loans to directors or officers involve more than the normal risks of collectability or present other unfavorable features, nor are non-accrual, past due, restricted or considered potential problem loans. All such loans were made in the ordinary course of business and were originated on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank. The balances of loans to directors, executive officers and their associates totaled $11.3 million at December 31, 2011 or 30% of the Company’s equity at that date.

As a consequence of the downturn in the economy and the effect this has had on the value and salability of real estate, including projected cash flows of real estate developments, loans made to certain of our directors have been adversely affected. The Company currently considers certain loans to Dr. Brill and Mr. Nicholls to be substandard. The loans to Dr. Brill are considered potential problem loans. Potential problem loans consist of loans that are generally performing in accordance with contractual terms but for which we have concerns about the ability of the borrower to continue to comply with repayment. The loans to Mr. Nicholls are considered impaired. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. With respect to Dr. Brill’s loans, the largest aggregate amount of principal outstanding during 2011 was $5.1 million; the last principal balance as of the record date was $5.1 million, with $22 thousand of principal and $237 thousand of interest being paid in 2011. The interest rate on the loans ranged from 3.25% to 6.50%. With respect to Mr. Nicholls’ loans, the largest aggregate amount of principal outstanding during 2011 was $2.5 million, the last principal balance as of the record date was $1.7 million, with $496 thousand of principal and $117 thousand of interest being paid in 2011. The interest rate on the loans ranged from 4.00% to 6.50%. All loans to Dr. Brill and Mr. Nicholls are currently performing in accordance with their contractual terms.

The Company has adopted a formal written policy that covers the review and approval of related person transactions by the Board. The Board reviews all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Based on the Company’s Conflict of Interest Policy, the Board also has the responsibility to review conflicts of interest involving directors or executive officers.

PROPOSAL TWO:

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

On February 1, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “AARA”) into law. The ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in the Troubled Assets Relief Program (the “TARP”) Capital Purchase Program to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

In order to comply with ARRA as a recipient of TARP Capital Purchase Program funds, the Board of Directors of the Company is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation agreements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO – NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

AUDIT-RELATED MATTERS

Audit and Compliance Committee Report

The Audit and Compliance Committee is comprised of four directors, each of whom is independent within the meaning of the listing standards of NASDAQ. The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors. The Audit and Compliance Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	Establishing and maintaining the Company’s internal controls over financial reporting;

•	The preparation, presentation and integrity of the Company’s consolidated financial statements; and

•	Compliance with laws, rules and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

•	Performing an independent audit of the Company’s consolidated financial statements.

The Audit and Compliance Committee is responsible for the oversight of the Company’s:

•	Accounting and financial reporting processes;

•	Internal controls over financial reporting; and

•

The appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other services for the Company.

In this context, the Audit and Compliance Committee has met and had discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm.

Management represented to the Audit and Compliance Committee that the Company’s consolidated financial statements for the year ended December 31, 2011 were prepared in accordance with U.S. generally accepted accounting principles. The Audit and Compliance Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made by management in connection with the preparation of such financial statements.

The Audit and Compliance Committee has discussed with Yount, Hyde & Barbour, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards), as modified and supplemented. The Audit and Compliance Committee has received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit and Compliance Committee and discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit and Compliance Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit and Compliance Committee, the Audit and Compliance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended

December 31, 2011 for filing with the SEC. By recommending that the audited consolidated financial statements be so included, the Audit and Compliance Committee is not providing an opinion on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit and Compliance Committee:

Christopher E. French (Chair)

Elizabeth H. Cottrell

James A. Davis

John K. Marlow

Gerald F. Smith, Jr.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit-related services, tax services and other services, as described above, were pre-approved by the Audit and Compliance Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit and Compliance Committee Charter provides for pre-approval of the auditor’s fees and is available on the Company’s website at www.therespowerinone.com, under “Company Information,” “Committee Charters.” As provided for in the Charter, the Committee reviews, prior to the annual external audit, the scope and general extent of the auditor’s audit procedures, including their engagement letter. The Committee also reviews the extent of non-audit services provided by the external auditors in relation to the objectivity needed in their audit. It was determined the external auditors maintained objectivity considering the non-audit services provided.

Auditor Fees and Services

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2011 and 2010, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $61,900 for 2011 and $61,900 for 2010.

Audit-Related Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2011 and 2010 were $70,125 and $69,150. These services included Information Technology systems audits, ACH agreed-upon procedures, the Trust and Asset Management Department examination, Employee Benefit Plan audits and pre-approved consultation concerning financial accounting and reporting standards, and other related issues for the fiscal years ended December 31, 2011 and 2010.

Tax Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2011 and 2010 were $8,350 and $8,350, respectively. During 2011 and 2010, these services included preparation of federal and state income tax returns and consultation regarding tax compliance issues.

All Other Fees

There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2011 and 2010.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Yount, Hyde & Barbour, P.C. served as our independent registered public accounting firm for the year ended December 31, 2011, and has been appointed by our Audit and Compliance Committee to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012. Information concerning the fees paid to Yount, Hyde & Barbour, P.C. is included in this proxy statement under the heading “Audit-Related Matters.” Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although our Bylaws do not require shareholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the ratification of the appointment of Company’s independent registered public accounting firm is approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL THREE – RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C.

OTHER INFORMATION

Shareholder Communications

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2013 Annual Meeting of Shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 112 West King Street, Strasburg, Virginia 22657, no later than December 7, 2012, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2013 Annual Meeting of Shareholders on May 14, 2013.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of First National Corporation not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of May 14, 2013 for the 2013 Annual Meeting of Shareholders, the Company must receive such notice no later than March 15, 2013 and no earlier than February 13, 2013. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters regarding the shareholder giving the notice. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of First National Corporation.

Annual Report to Shareholders

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2011 accompanies this Proxy Statement. Additional copies may be obtained by written request to the Secretary of First National Corporation at the address indicated below. The Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request of any person who, on the record date, was record owner of shares of common stock or who represents in good faith that he or she was on such date the beneficial owner of shares of common stock entitled to vote at the Annual Meeting of Shareholders, the Company will furnish to such person, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2011 and its quarterly reports on Form 10-Q and the exhibits thereto required to be filed with the SEC under the Exchange Act. Any such request should be made in writing to M. Shane Bell, Chief Financial Officer, First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Other Matters

The Board of First National Corporation is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

REVOCABLE PROXY

FIRST NATIONAL CORPORATION FXNC–BB

PROXY FOR MEETING OF SHAREHOLDERS

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	1. The election as directors of all nominees listed (except as marked to the contrary below): The Board of Directors recommends a vote “FOR” the nominees listed below.		FOR ☐	WITHHOLD ☐	FOR ALL EXCEPT ☐

ANNUAL MEETING OF SHAREHOLDERS May 8, 2012	DIRECTORS Douglas C. Arthur Byron A. Brill Elizabeth H. Cottrell James A. Davis	Christopher E. French Scott C. Harvard John K. Marlow W. Allen Nicholls		Henry L. Shirkey Gerald F. Smith, Jr. James R. Wilkins, III

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes John K. Marlow, Elizabeth H. Cottrell and James A. Davis or any of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all shares of Common Stock of First National Corporation (the “Corporation”) held of record by the undersigned on March 16, 2012 at the Called Meeting of Shareholders to be held at the Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia on May 8, 2012 at 10:00 a.m., or any adjournment thereof, for the following purposes.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. Approval of the following non-binding resolution:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement pursuant to the Rules of the Securities and Exchange Commission.

The Board of Directors recommends a vote “FOR”

Proposal 2.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL IN ITEM 1, ITEM 2, AND ITEM 3 AND ON OTHER MATTERS BY THE PROXY AGENTS IN ACCORDANCE WITH THEIR BEST JUDGMENT.	3. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for 2012. The Board of Directors recommends a vote “FOR” Proposal 3.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Please be sure to sign and date this proxy in the box below.	Date	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING ☐

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST NATIONAL CORPORATION FXNC-BB

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE – PAID ENVELOPE.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.